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                                                                   EXHIBIT 99.2

        AVAX TECHNOLOGIES' AC VACCINE-TM- IMPROVES RELAPSE-FREE SURVIVAL
                      IN A BREAST CANCER ANIMAL TUMOR MODEL

    - PRECLINICAL DATA PRESENTED AT THE 91ST ANNUAL MEETING OF THE AMERICAN
                        ASSOCIATION OF CANCER RESEARCH -

KANSAS CITY, MO, APRIL 5, 2000 - AVAX TECHNOLOGIES, INC. (NASDAQ: AVXT) today announced the presentation of preclinical data on its AC Vaccine-TM- technology, an autologous cell cancer vaccine, at the 91st Annual Meeting of the American Association for Cancer Research (AACR). The presentation outlined findings in a mouse model of breast cancer, indicating that vaccination with AVAX's AC Vaccine technology resulted in improved relapse-free survival. The dosage regimen used in the animal experiments is very similar to that currently being used in the company's pivotal registration trial of M-Vax-TM- for metastatic melanoma and in Phase 2 studies of O-Vax-TM- for ovarian cancer. This study was supported by a grant from AVAX and was conducted at the University of Illinois, Chicago, by Dr. Margalit B. Mokyr.

     The study, entitled "VACCINATION WITH DNP-MODIFIED 410.4 MAMMARY TUMOR CELLS LEADS TO THE ERADICATION OF ESTABLISHED METASTASES VIA A CD8+ T-CELL-DEPENDENT MECHANISM," was designed to assess the therapeutic potential of vaccination with irradiated tumor cells modified with the hapten "DNP" (AVAX's AC Vaccine technology), compared to treatment with tumor cells that were not modified via the AVAX process. The studies utilized a specific murine (mouse) mammary carcinoma, which closely models human breast cancer in terms of its immunogenicity, metastatic properties and growth characteristics. The data illustrated that treatment with DNP-modified irradiated tumor cells improved relapse-free survival of the mice, while treatment with unmodified cells had no effect. The study further indicated that vaccination with modified tumor cells elicited an immune response, which was identified by activation of CD8+ T-cells, and showed that these cells are a necessary component for the vaccine to achieve its effect in this model.

     Jeffrey M. Jonas, M.D., President & CEO of AVAX Technologies, stated, "These data continue to support the potential of our AC Vaccine technology as a platform for a variety cancers. We are particularly excited to find that the AC Vaccine technology achieves its effects through a mechanism consistent with current immunological theory, as evidenced by the identification of CD8+ T-cells as a critical component of the vaccine response. We believe that this study further validates the robust nature of the AC Vaccine technology, and the likely effectiveness of our current protocols, especially given that this murine breast cancer model is a particularly difficult model in which to achieve an antitumor response. Currently, we are collaborating with the University of Tokyo to evaluate the application of our vaccine to the treatment of breast cancer in a study, which is the equivalent of a Phase1/2 in the U.S. This strategy follows our continued objective to utilize the AC Vaccine as a platform technology to demonstrate the promise of our autologous vaccines as an effective treatment for a variety of late stage cancers."


                                    - over -


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  AVAX TECHNOLOGIES' AC VACCINE-TM- IMPROVES RELAPSE-FREE SURVIVAL IN A BREAST
                           CANCER ANIMAL TUMOR MODEL
  PAGE 2

     AVAX's AC Vaccines are made from the patient's own cancer cells by modifying the tumor cells with a molecule called a "hapten." This process, known as "haptenization," alters the tumor cells and makes them appear foreign to the patient's immune system. When the hapten-modified cells are injected into patients, they stimulate the immune system to recognize the cancer cells and destroy them. The company's lead product candidate, M-Vax-TM-, is currently being evaluated in a multi-center pivotal registration for stage III melanoma and in a Phase 2 trial for stage IV melanoma. To date, more than 350 patients have been treated with M-Vax, which has received orphan drug status in the U.S. M-Vax is expected to become commercially available to patients in Australia in 2000. The AC Vaccine technology is also being evaluated in a Phase 2 trial in ovarian cancer and in Japan for use in the treatment of breast cancer.

AVAX Technologies, Inc. specializes in the development and commercialization of novel biotechnologies, immunotherapies and pharmaceuticals for cancer and other life-threatening diseases using three core technologies: autologous cell (AC) vaccines, topoisomerase inhibitors and anti-estrogens.

                                      # # #

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